UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 12, 2006
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)
____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Signatures

Item 1.01. Entry into a Material Definitive Agreement.

          On October 12, 2006, Polar Air Cargo Worldwide, Inc. (formerly known as Airline Acquisition Corp I, the "Company"), a Delaware corporation and a wholly-owned direct subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), entered into a letter of intent (the "LOI") with DHL Network Operations (USA), Inc. ("DHL"), an Ohio corporation and a wholly-owned indirect subsidiary of Deutsche Post AG, for DHL to acquire a 49% equity interest, including a 25% voting interest, in the Company, in exchange for $150 million in cash (the "Purchase Price").

          The LOI also contemplates the parties entering into a blocked space agreement for a 20 year term (subject to early termination at five year intervals), whereby the Company will provide guaranteed access to air cargo capacity on its scheduled service network to DHL through six Boeing 747-400 freighter aircraft (the "DHL Express Network Service").

          Under the LOI, $75 million of the Purchase Price will be paid by DHL at closing, with the remaining $75 million being paid in two equal instalments (plus interest) on January 15, 2008 and November 17, 2008, subject to acceleration based upon commencement of the DHL Express Network Service prior to October 31, 2008.

          The Company also will enter into a number of commercial arrangements with its affiliates, Atlas Air, Inc. ("Atlas Air") and Polar Air Cargo Inc. ("Polar"), both of which are wholly-owned subsidiaries of AAWW. Under these arrangements, the Company will lease six Boeing 747-400 aircraft and Atlas Air and/or Polar will provide to the Company flight crew, maintenance, insurance and other related services. A number of these commercial arrangements will become effective upon commencement of the DHL Express Network Service.

          Commencement of the DHL Express Network Service may occur at any time prior to, but no later than, October 31, 2008. The LOI also provides DHL with the right to request that the Company accelerate commencement of the DHL Express Network Service, and the Company has agreed to take all commercially reasonable steps to undertake such conversion. The Company will continue to operate its regular scheduled service business.

          By signing the LOI, the parties have agreed to negotiate in good faith and to execute definitive agreements as soon as possible, but in any event prior to November 10, 2006, and otherwise to use best efforts to consummate the transactions contemplated by the LOI on an expedited basis. DHL has been granted an exclusive period through December 15, 2006 to negotiate definitive documentation with the Company, during which period the Company will negotiate exclusively with DHL and will not negotiate or enter into any alternative transactions. The LOI may be terminated by either party after December 15, 2006 if DHL and the Company have not executed definitive agreements to effectuate the terms of the LOI. The parties are currently in the process of negotiating such definitive agreements, which are subject to the approval of each party’s board of directors.

          The closing will be contingent upon receipt of regulatory approvals, including that of the U.S. Department of Transportation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: October 18, 2006	By:	/s/ Adam R. Kokas
		Name:	Adam R. Kokas
		Title:	Senior Vice President, General Counsel and
Secretary